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                                 EXHIBIT (q)(2)

                       DAVIS VARIABLE ACCOUNT FUND, INC.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Sheldon R. Stein and Arthur Don, and each of them, as the undersigned's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 (Registration No. 333-76407) and/or the Investment Company Act of 1940 (Registration No. 811-9293), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all other applicable state or federal regulatory authorities. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.

OFFICERS:

/s/Christopher C. Davis                      Date:    March 20, 2000
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Christopher C.. Davis
Chief Executive Officer



/s/Sharra L. Reed                            Date:    March 20, 2000
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Sharra L. Reed
Treasurer, Chief Financial Officer and Chief Accounting Officer